UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2019

PLx Pharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 El Rio Street, Ste. 130, Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 842-1249

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2019, PLx Pharma Inc. (the “Company”) filed an amendment to its Amended Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to authorize 1,000,000 shares of “blank check” preferred stock (the “Preferred Stock”). The Charter Amendment was approved at the Company’s Special Meeting (as defined and further described below in Item 5.07) and became effective immediately upon filing. On February 19, 2019, the Company also filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Original Certificate of Designation”) with the Secretary of the State of Delaware. On February 20, 2019, the Company, in accordance with Section 151(g) of the Delaware General Corporation Law, filed an Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Amended and Restated Certificate of Designation”) with the Secretary of the State of Delaware. The Amended and Restated Certificate of Designation sets forth the rights, powers and preferences of the Company’s Series A Convertible Preferred Stock and was filed prior to the issuance of any Series A Convertible Preferred Stock to reflect a change in required ownership for certain board representation and related governance rights from a number of shares to an equivalent percentage of outstanding shares.

For more information on the Original Certificate of Designation and the Series A Convertible Preferred Stock, please see the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on January 10, 2019, as modified by the supplement filed on February 13, 2019, and the Company’s Form 8-K filed with the Securities and Exchange Commission on December 21, 2018.

The foregoing description of the Charter Amendment, the Original Certificate of Designation and the Amended and Restated Certificate of Designation is qualified in its entirety by reference to the full text of the Charter Amendment, the Original Certificate of Designation and the Amended and Restated Certificate of Designation, which are filed herewith as Exhibits 3.1, 3.2, and 3.3, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On February 19, 2019, the Company reconvened its special meeting of stockholders, originally held on February 14, 2019 (the “Special Meeting”), at which the Company submitted to a vote of its stockholders a proposal to approve an amendment to the Company’s Amended Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock (“Proposal 1”) and a proposal to approve the issuance of more than 20% of the Company’s common stock pursuant to a private placement transaction (the “Private Placement”) contemplated by that certain Purchase Agreement, dated December 20, 2018, by and among the Company and certain accredited investors, and a change of control for purposes of Nasdaq Listing Rule 5635 (“Proposal 2” and, together with Proposal 1, the “Proposals”). For more information on the Proposals and the Private Placement, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 10, 2019, as modified by the supplement filed on February 13, 2019, and the Company’s Form 8-K filed with the Securities and Exchange Commission on December 21, 2018.

At the Special Meeting, a total of 5,029,848 shares were present in person or represented by proxy, out of 8,749,173 shares outstanding and entitled to vote as of the record date. Set forth below are the final voting results for each Proposal:

Proposal 1 – to approve an amendment to the Company’s Amended Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock. The stockholders approved Proposal 1, voting as follows:

For	Against	Abstention
4,601,409	421,518	6,921

Proposal 2 – to approve the issuance of more than 20% of the Company’s common stock pursuant to a private placement transaction with certain accredited investors and a change of control for purposes of Nasdaq Listing Rule 5635. The stockholders approved Proposal 2, voting as follows:

For	Against	Abstention
4,681,734	345,606	2,508

Upon this stockholder approval, on February 20, 2019, the Company completed the Private Placement.

Item 8.01.	Other Events.

In connection with the closing of the Private Placement, on February 20, 2019, the Company issued a press release announcing the closing. A copy of the press release is attached as Exhibit 99.1 and is filed as part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
3.1	Certificate of Amendment to the Amended Certificate of Incorporation of the Company
3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company
3.3	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company
99.1	Press Release, dated February 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: February 20, 2019	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer